Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 1, 2026 in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-296228) and related Prospectus of DSC Holdings Ltd. dated June 22, 2026.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

June 22, 2026